Exhibit 99.1

MoneyGram Announces $15 Million Voluntary Term Loan Principal Repayment and $50 Million Stock Repurchase Program

DALLAS, Nov. 8, 2021 /PRNewswire/ — MoneyGram International, Inc. (NASDAQ: MGI) (the “Company”), the global leader in the evolution of digital P2P payments, today announced two measures to continue to improve its capital structure and further reduce its outstanding long-term debt balance. The Company announced it will make a $15 million voluntary term loan principal repayment. In addition, the board of directors of the Company has authorized a stock repurchase program for the repurchase of up to $50 million of the Company’s outstanding common stock.

“This announcement demonstrates our confidence in MoneyGram’s improving financial strength and long-term trajectory,” said Larry Angelilli, MoneyGram Chief Financial Officer. “These actions permit us to improve our capital structure by reducing our outstanding debt, which follows our successful refinancing earlier in the year, and further reduce our interest expense, which is now at the lowest level it has been in years.”

Under the stock repurchase program, repurchases can be made from time to time using a variety of methods, including open market purchases, all in compliance with the rules of the United States Securities and Exchange Commission and other applicable legal requirements. The timing and actual number of shares repurchased will be determined by management based on market conditions and other factors.

The Company intends to repurchase shares to the extent management believes it would not adversely impact the Company’s current credit ratings. In addition, the Company only intends to execute buybacks opportunistically in response to what it believes is a significant recent stock price depreciation. The repurchase program does not obligate the Company to acquire any particular number of shares, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion.

Forward Looking Statements

This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram’s current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “forecast,” “outlook,” “continue,” “currently,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the Company’s projected results of operations and specific factors expected to impact the Company’s results of operations. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond MoneyGram’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks include, but are not limited to, the risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of MoneyGram’s public period reports filed with the U.S. Securities and Exchange Commission (the SEC), including MoneyGram’s annual report on Form 10-K for the year ended December 31, 2020, and subsequent quarterly reports on Form 10-Q.

About MoneyGram International, Inc.

MoneyGram is leading the evolution of digital P2P payments. With a purpose-driven strategy to mobilize the movement of money, a strong culture of fintech innovation, and leading customer-centric capabilities, MoneyGram has grown to serve nearly 150 million people around the world over the last five years.

The Company leverages its modern, mobile, and API-driven platform and collaborates with the world’s leading brands to serve consumers through MoneyGram Online (MGO), its direct-to-consumer digital business, its global retail network and its emerging embedded finance business for enterprise customers, MoneyGram as a Service.

For more information, please visit ir.moneygram.com and follow @MoneyGram.

Media Contact

Stephen Reiff

media@moneygram.com